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                                                                        (a)(24)

                               ING EQUITY TRUST

                         ABOLITION OF SERIES OF SHARES
                            OF BENEFICIAL INTEREST

   The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VIII,
Section 8.2, of the Trust's Amended and Restated Declaration of Trust, dated February 25, 2003, as amended, hereby abolish the ING Convertible Fund, and the establishment and designation thereof, there being no shares of each such series currently outstanding.

Dated: October 24, 2006


/s/ John V. Boyer                     /s/ Jock Patton
------------------------------------  -----------------------------------
John V. Boyer, as Trustee             Jock Patton, as Trustee

/s/ J. Michael Earley                 /s/ David W.C. Putnam
------------------------------------  -----------------------------------
J. Michael Earley, as Trustee         David W.C. Putnam, as Trustee

/s/ R. Barbara Gitenstein             /s/ John G. Turner
------------------------------------  -----------------------------------
R. Barbara Gitenstein, as Trustee     John G. Turner, as Trustee

/s/ Patrick W. Kenny                  /s/ Roger B. Vincent
------------------------------------  -----------------------------------
Patrick W. Kenny, as Trustee          Roger B. Vincent, as Trustee

/s/ Walter H. May                     /s/ Richard A. Wedemeyer
------------------------------------  -----------------------------------
Walter H. May, as Trustee             Richard A. Wedemeyer, as Trustee

/s/ Thomas J. McInerney
------------------------------------
Thomas J. McInerney, as Trustee